UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 13, 2011

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700

Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On November 28, 2005, Redpoint Bio Corporation, a Delaware corporation (the “Company”), entered into a Lease (the “Lease”) with BMR-7 Graphics Drive LLC (the “Landlord”), which was amended by the First Amendment to Lease, dated as of October 25, 2006, and that certain Acknowledgement of Term Commencement Date and Term Expiration Date, dated as of May 7, 2007.

On April 30, 2011, the Company moved out of its leased facility in New Jersey and no longer occupied the facility as of that date.  The Company made rent payments through April 30, 2011 in connection with the lease agreement.  As a result, the Company was in default on its facility lease agreement.  Additionally, on May 10, 2011, the Company received notice from the Landlord that the Company was in violation of its facility lease for failure to pay rent as required under the lease.  On June 30, 2011, the Landlord filed suit in the Superior Court of New Jersey, Special Civil Part, Landlord Tenant section against the Company, alleging breach of a lease and seeking damages pursuant to that alleged breach. The case was marked as settled with a Consent Order dismissing the case to be submitted as part of the settlement.

On September 13, 2011, the Company entered into a Forbearance and Settlement Agreement with the Landlord, whereby the Landlord agreed to forbear temporarily from enforcing its rights to collect all payments currently due under the Lease and future payments due for the remainder of the Term (as defined in the Lease) (approximately Five Million One Hundred Fifty Six Thousand Dollars ($5,156,000) in the aggregate) during the period commencing on the Execution Date (as defined in the Lease) and continuing through February 15, 2012 (the “Forbearance Period”) in consideration of the commitment to pay an aggregate of Four Hundred Twenty-Five Thousand Dollars ($425,000) (the “Payoff Amount”) prior to February 15, 2012.  The Company has paid Twenty-Five Thousand Dollars ($25,000) and the remainder of the Payoff Amount must be paid on or before the end of the Forbearance Period .  If the Company does not pay the Payoff Amount prior to the end of the Forbearance Period, the Company shall continue to be directly liable for repayment in full of all payments due under the Lease.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Forbearance and Settlement Agreement, by and between Redpoint Bio Corporation and BMR-7 Graphics Drive LLC, dated September 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: September 19, 2011

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary